ANNEX A
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                    SENIOR EXECUTIVE INCENTIVE BONUS PROGRAM
              APPENDIX TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

1.   PURPOSE
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     The senior executive incentive bonus program (the "Incentive Plan") is designed to provide meaningful quantitative performance standards and to ensure that the bonuses paid hereunder are deductible without limit under
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and interpretations promulgated thereunder.

2.   THE COMMITTEE
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     The "Committee" shall be the Compensation Committee of the Board or another committee appointed by and serving at the pleasure of the Board, and shall consist of at least two members of the Board who shall each qualify as both "outside directors" under Section 162(m) of the Code and as "non-employee directors" as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan.

3.   BONUS DETERMINATIONS
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     The Executive may receive a bonus payment under the Incentive Plan based upon the attainment of performance objectives which are established by the Committee and relate to one or more of the following company performance goals (the "Performance Goals"): funds from operations, total return (measured as the sum of the annual dividend plus increases in the market price of the Common Stock); portfolio growth (measured as increases in the aggregate value of the real property in the Company's portfolio, based upon the original cost of such property); stock price; operating income; cost reductions and savings; and earnings before any one or more of the following: interest, taxes, depreciation or amortization. Any bonus payable to the Executive under the Incentive Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more objective performance criteria relating to the Performance Goals. Bonus formulas for each fiscal year commencing on or after January 1, 1999 through December 31, 2002 shall be established by the Committee no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period). No bonuses shall be paid to the Executive unless and until the Committee makes a certification in writing with respect to the attainment of the performance objectives as required by
     Section 162(m) of the Code. Although the

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     Committee may in its sole discretion reduce a bonus payable to the
     Executive pursuant to the applicable bonus formula, the Committee shall have no discretion to increase the amount of the Executive's bonus as determined under the applicable bonus formula. The target annual incentive bonus payable to the Executive under the Incentive Plan with respect to any fiscal year of the Company shall be 50% of his base salary as in effect at the start of the applicable year, and shall not exceed 100% of such base salary. The payment of a bonus to the Executive with respect to a performance period shall be conditioned upon the Executive's employment by the Company on the last day of the performance period; provided, however, that the Committee may make exceptions to this requirement, in its sole discretion, in the case of the Executive's retirement, death or disability.

4.   AMENDMENT AND TERMINATION
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     The Incentive Plan may be amended or terminated only by written agreement executed by the Executive and the Company. Any amendments to the Incentive Plan shall require stockholder approval only to the extent required by
     Section 162(m) of the Code.

5.   STOCKHOLDER APPROVAL
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     No bonuses shall be paid under the Incentive Plan unless and until the
     Company's stockholders shall have approved the Incentive Plan and the Performance Goals as required by Section 162(m) of the Code. So long as the Incentive Plan shall not have been previously terminated by the Board, it shall be resubmitted for approval by the Company's stockholders, to the extent required by Section 162(m) of the Code, if it is amended in any way which materially modifies the Performance Goals or increases the maximum bonus payable under the Incentive Plan.